UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016

Triton Pacific Investment Corporation, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-174873	45-2460782
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

6701 Center Drive West, Suite 1450

Los Angeles, CA 90045

(Address of principal executive offices)

(310) 943-4990

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 21, 2016, Triton Pacific Investment Corporation, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The following two proposals were voted on at the meeting: (1) the election of five (5) persons to serve as the directors of the Company until the Company’s 2017 Annual Meeting of Stockholders; and (2) the ratification of the appointment of FGMK LLP as the Company’s independent registered public accounting firm the fiscal year ending December 31, 2016.

Stockholders of record at the close of business on September 12, 2016, were entitled to vote at the Annual Meeting. As of September 12, 2016, there were 842,218.84 shares of common stock outstanding and entitled to vote. A quorum consisting of 390,925 shares of common stock of the Company were present or represented at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Both such proposals were approved by the requisite vote.

Proposal No. 1:	Election of Five (5) Persons to Serve as Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Craig Faggen	262,802	418	127,705
Ivan Faggen	262,802	418	127,705
Marshall Goldberg	262,802	418	127,705
William Pruitt	262,802	418	127,705
Ronald W. Ruther	262,802	418	127,705

Proposal No. 2	The ratification of the appointment of FGMK, LLP as the Company’s independent registered public accounting firm the fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstain

388,018	418	2,489

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 21, 2016	Triton Pacific Investment Corporation, Inc.

	By	/s/ Craig J. Faggen
Craig J. Faggen Chief Executive Officer (Principal Executive Officer)